SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934

                                  March 1, 1996
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                 Date of Report (date of earliest event reported)

                              CONTOUR MEDICAL, INC.
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               Exact name of Registrant as Specified in its Charter

         Nevada                 33-19938-LA               77-0163521
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State or Other Jurisdiction   Commission File     IRS Employer Identification
     of Incorporation             Number                    Number

               3340 Scherer Drive, St. Petersburg, Florida 33716
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           Address of Principal Executive Offices, Including Zip Code

                               (813) 572-0089
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               Registrant's Telephone Number, Including Area Code

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On March 1, 1996, Contour Medical, Inc. acquired AmeriDyne Corporation ("Ameridyne") through a merger with a newly formed, wholly-owned subsidiary of the Company. The Company issued 352,018 shares of its Common Stock and paid $250,000 to Scott F. Lockridge, the sole shareholder of AmeriDyne, for his shares of AmeriDyne in the merger. The cash used in this transaction came from the Company's working capital.

          Ameridyne is a bulk medical supply company based in Jackson, Tennessee which has annual sales of approximately $10 million.

          Scott F. Lockridge will continue to serve as the President of AmeriDyne which will opeate as a wholly-owned subsidiary of the Company. The shares issued to Mr. Lockridge in the merger represent approximately 7.1% of the shares of the Company's Common Stock now outstanding.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements reuqired by Rule 3-05(b) of Regulation S-X are not yet available and will be filed by amendment on or before May 16, 1996.

     (b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before May 16, 1996.

     (c)  EXHIBITS.

          Exhibit 10. Agreement and Plan of Merger by and Among Contour Medical, Inc., Contour Merger Sub, Inc., Scott F.Lockridge and AmeriDyne Corporation

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      CONTOUR MEDICAL, INC.


Dated: March 13, 1996                 By /s/ Gerald J. Flanagan
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                                         Gerald J. Flanagan, President